Exhibit 99.1

Teleflex ®	NEWS

155 South Limerick Road, Limerick, PA 19468 USA - Phone: 610-948-5100 — Fax: 610-948-0811

Contact: Julie McDowell

Vice President, Corporate Communications

610-948-2836

FOR IMMEDIATE RELEASE	April 30, 2007

TELEFLEX REPORTS FIRST QUARTER 2007 RESULTS

Revenues up 11%, Core Growth 8%
56% Increase in Income from Continuing Operations
Double-digit Margin Improvement in Aerospace and Medical

Limerick, PA — Teleflex Incorporated (NYSE: TFX) today announced financial results for the first quarter ended April 1, 2007.

First Quarter 2007 Financial Highlights

First quarter revenues were $667.3 million, up 11% from $599.9 million in the first quarter of 2006. Core revenue growth for the quarter was 8%.

First quarter income from continuing operations increased 56% to $43.1 million or $1.09 per diluted share from $27.5 million or $0.68 per diluted share in the prior year quarter. Excluding special charges and a gain on sale of assets, income from continuing operations for the first quarter rose 36% to $42.9 million or $1.09 per diluted share. Special charges included after-tax restructuring and other costs of $0.3 million and an after-tax gain on sale of assets of $0.5 million. In the prior year quarter, income from continuing operations excluding special charges and gain was $31.6 million (excluding after-tax restructuring and other costs of $2.9 million, after-tax gain on sale of assets of $0.3 million, and tax adjustment of $1.5 million) or $0.78 per diluted share.

Jeffrey P. Black, chairman and chief executive officer of Teleflex, said, “We were very pleased with results for the first quarter. The Aerospace and Medical segments delivered double-digit growth in both revenues and operating profits and our Commercial Segment managed good revenue growth and an overall solid performance despite some tough markets. We continued to execute on our strategic initiatives and maintained our strong financial condition.”

(MORE)

Black continued, “Today, over half of our operating profits are generated by our medical businesses; our aerospace businesses are enjoying an extended growth cycle; and our commercial businesses are well-positioned in selected markets where we can differentiate our product offerings. Teleflex has a strong business portfolio and commitment to driving long-term revenue and earnings growth.”

First quarter income from discontinued operations was $1.2 million or $0.03 per diluted share compared to $1.6 million or $0.04 per diluted share in the prior year. In April 2007, the company announced the sale of the precision-machined components business in its Aerospace Segment. The results of this business are reported as a discontinued operation for all periods presented.

Net income for the first quarter 2007 was $44.3 million or $1.12 per diluted share, compared to $29.1 million or $0.72 per diluted share in first quarter of 2006.

Cash flow from operations for the first quarter of 2007 was approximately $28 million.

First Quarter Business Segment Commentary

Segment commentary excludes the impact of discontinued operations, gain on sale of assets and items included in restructuring costs as disclosed in the condensed consolidated statements of income.

Commercial

Commercial Segment revenues increased 8% in the first quarter of 2007 to $330.2 million from $304.5 million last year. The increase resulted from core growth of 5% and 3% from currency. Segment revenues benefited primarily from strength in international markets for truck and bus driver controls and fluid handling systems and from a continued increase in revenues from auxiliary power units for the North American truck aftermarket. Stronger than expected marine and automotive sales also contributed to revenue growth.

Commercial Segment operating profit was $20.1 million compared to $20.4 million in the prior year first quarter, reflecting continued margin pressure in the automotive markets as well as the negative impact of commodity costs on automotive and marine product margins.

Medical

Medical Segment revenues in the first quarter were $226.9 million, a 12% increase over revenues of $203.1 million in 2006. Revenue growth was generated by increases across all

(MORE)

medical businesses, stronger conditions in European markets compared to the prior year, expansion in international markets, and a full quarter’s impact of the laparoscopic medical device product line we acquired in November 2006. Core growth was 7%, while currency and acquisitions contributed to growth by 4% and 1%, respectively.

Medical Segment operating profit increased 61% to $48.6 million from $30.3 million in 2006, primarily as a result of operating efficiencies driven by restructuring efforts, operating leverage from higher sales volumes, and a decrease in IT consolidation costs compared to first quarter 2006.

Aerospace

Aerospace Segment revenues in the first quarter increased 20% to $110.3 million from $92.2 million in 2006. Core growth of 17% was driven primarily by strong demand for wide body cargo handling systems, narrow body cargo loading systems, and expanding cargo product aftermarket sales and a strong quarter in the repairs business. Currency impacted growth by an additional 3%.

Aerospace Segment operating profit increased 38% to $12.6 million from $9.1 million in 2006. Operating profit increased primarily as a result of higher sales volumes and cost and productivity improvements in the cargo systems business and volume increases and the favorable impact of restructuring initiatives in the repairs business.

Business Outlook for 2007

Looking ahead to the balance of 2007, Black commented, “When we announced the signing of an agreement to divest our precision-machined components business earlier this month, we indicated that the strong current performance of our businesses would partially offset the loss of future earnings resulting from the transaction. As stated in April, we continue to anticipate diluted earnings per share from continuing operations before restructuring charges and gain for the full year 2007 will be in the range of $4.05 to $4.25.”

Teleflex is expecting restructuring charges for the year to be in the range of $6 to $9 million or $0.11 to $0.16 per diluted share. Cash flow from operations for the full year 2007 is expected to approach the target of $300 million. When closed, the divestiture of the precision-machined components business is expected to result in an after-tax gain on sale of businesses and assets of approximately $50 million or $1.25 per diluted share.

(MORE)

First Quarter Conference Call Webcast and Additional Information
As previously announced, Teleflex will comment on its first quarter results on a conference call to be held Tuesday, May 1, 2007, at 10:00 a.m. (ET). The call will be available live and archived on the company’s website at www.teleflex.com and accompanying charts will be posted prior to the call. An audio replay will be available until May 6th at 5:00 p.m. (ET) by calling 888-286-8010 (U.S./Canada) or 617-801-6888 (International), Passcode # 69476307.

In addition, Teleflex will provide unaudited historical financial information reflecting the treatment of the precision-machined components business in its Aerospace Segment as a discontinued operation on its website www.teleflex.com prior to the call.

Additional Notes and Notes on Non-GAAP Financial Measures
This press release addresses certain income measures which exclude the effect of restructuring, impairment and other costs associated with our restructuring programs, a tax adjustment, and gain on sale of assets which may be considered non-GAAP financial measures. A table reconciling income and diluted earnings per share from continuing operations to income and diluted earnings per share from continuing operations excluding special charges, gain on sale of assets and tax adjustment is set forth below.

	Quarter Ended			Quarter Ended
	March 2007			March 2006
	Continuing Operations			Continuing Operations
			(dollars in thousands, except per share)
Income and diluted earnings per share	$	43,098	$1.09	$27,541	$0.68
Special charges:
Restructuring costs		482		4,493
Income tax (benefit) on restructuring costs		(213)		(1,633)

Restructuring costs, net of tax		269	0.01	2,860	0.07
Gains:
Gain on sale of assets		(793)		(643)
Income tax on gain on sale of assets		284		312

Gain on sale of assets, net of tax		(509)	(0.01)	(331)	(0.01)

Tax Adjustment		—	—	1,531	0.04

Income and diluted earnings per share excluding special charges, gain on sale of assets, and tax adjustment	$	42,858	$1.09	$31,601	$0.78

Certain financial information is presented on a rounded basis which may cause minor differences. Core growth includes activity of a purchased company beyond the initial twelve months after the date of acquisition. Core growth excludes the impact of translating the results of international subsidiaries at different currency exchange rates from year to year, and the activity of companies that have been divested within the most recent twelve-month period.

(MORE)

About Teleflex
Teleflex is a diversified company with 2006 revenues of $2.5 billion. The company designs, manufactures and distributes quality-engineered products and services for the commercial, medical and aerospace markets worldwide. Teleflex employs more than 19,000 people worldwide who focus on providing innovative solutions for customers. Additional information about Teleflex can be obtained from the company’s website on the Internet at www.teleflex.com.

Caution concerning forward-looking information
This press release contains forward-looking statements, including, but not limited to, statements relating to our business performance outlook for 2007; forecasted 2007 diluted earnings per share from continuing operations excluding restructuring charges and gain on sale of assets; forecasted 2007 restructuring charges; forecasted 2007 cash flow from operations; and forecasted gain on the divestiture of the aerospace manufacturing group.   Actual results could differ materially from those in these forward-looking statements due to, among other things, conditions in the end markets we serve, customer reaction to new products and programs, our ability to achieve projected sales growth, price increases or cost reductions, and efficiencies, changes in material costs and surcharges, unanticipated difficulties in connection with consolidation of manufacturing and administrative functions; changes in general and international economic conditions and other factors described in Teleflex’s filings with the Securities and Exchange Commission, including our Annual Report on Form 10K.

(MORE)

TELEFLEX INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three Months Ended
	April 1,	March 26,
	2007	2006
	(Dollars and shares in thousands,
	except per share)
Revenues.......................................................................................................	$ 667,342	$599,883
Materials, labor and other product costs..................................................................	457,916	420,836

Gross profit..................................................................................................	209,426	179,047
Selling, engineering and administrative expenses.......................................................	130,862	120,907
Gain on sales of assets......................................................................................	(793)	(643)
Restructuring and impairment charges.....................................................................	482	4,493

Income from continuing operations before interest, taxes and minority interest.................	78,875	54,290
Interest expense.............................................................................................	9,338	9,945
Interest income.............................................................................................	(1,409)	(1,508)
Income from continuing operations before taxes and minority interest.............................	70,946	45,853
Taxes on income from continuing operations.............................................................	20,365	12,659

Income from continuing operations before minority interest............................................	50,581	33,194
Minority interest in consolidated subsidiaries, net of tax...............................................	7,483	5,653

Income from continuing operations......................................................................	43,098	27,541

Operating income from discontinued operations (including gain on disposal of $0 and $64, respectively)...................................................................	2,771	2,484
Taxes on income from discontinued operations..........................................................	1,595	919

Income from discontinued operations......................................................................	1,176	1,565

Net income.....................................................................................................	$44,274	$29,106

Earnings per share:
Basic:
Income from continuing operations..................................................................	$1.10	$0.68
Income from discontinued operations...............................................................	$0.03	$0.04

Net income...........................................................................................	$1.13	$0.72

Diluted:
Income from continuing operations..................................................................	$1.09	$0.68
Income from discontinued operations................................................................	$0.03	$0.04

Net income...........................................................................................	$1.12	$0.72

Dividends per share..........................................................................................	$0.285	$0.250
Weighted average common shares outstanding:
Basic........................................................................................................	39,032	40,346
Diluted...................................................................................................	39,403	40,626

(MORE)

TELEFLEX INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	April 1,		December 31,
	2007		2006
	(Dollars in thousands)
ASSETS
Current assets
Cash and cash equivalents............................................................... ...........		$254,677		$248,409
Accounts receivable, net........................................................................... ..		404,424		376,404
Inventories............................................................... .............................		402,130		415,879
Prepaid expenses........................................................................ ..........		27,461		27,689
Deferred tax assets............................................................................ ....		60,735		60,963
Assets held for sale................................................................................		82,413		10,185

Total current assets............................................................... .............		1,231,840		1,139,529
Property, plant and equipment, net...................................................................		391,690		422,178
Goodwill.................................................................................... ..............		511,612		514,006
Intangibles and other assets...........................................................................		267,645		259,229
Investments in affiliates.............................................................................. ..		23,343		23,076
Deferred tax assets....................................................................................		5,317		3,419

Total assets............................................................... ......................	$	2,431,447	$	2,361,437

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Current borrowings............................................................ ......................		$21,895		$31,022
Accounts payable........................................................................... .......		207,611		210,890
Accrued expenses........................................................................ ..........		111,002		115,657
Payroll and benefit-related liabilities............................................................		70,660		74,407
Income taxes payable........................................................................... ....		23,711		16,125
Deferred tax liabilities......................................................... ......................		578		164
Liabilities held for sale........................................................................ .......		19,788		—

Total current liabilities................................................ ..........................		455,245		448,265
Long-term borrowings.............................................................................. ....		487,976		487,370
Deferred tax liabilities................................................................... ................		30,084		25,272
Pension and postretirement benefit liabilities.......................................................		97,502		97,191
Other liabilities........................................................................... .............		91,502		71,861

Total liabilities................................................ ..................................		1,162,309		1,129,959
Minority interest in equity of consolidated subsidiaries..........................................		49,678		42,057
Commitments and contingencies
Shareholders’ equity....................................................................................		1,219,460		1,189,421

Total liabilities and shareholders’ equity....................................................	$	2,431,447	$	2,361,437

(MORE)

TELEFLEX INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended
	April 1,	March 26,
	2007	2006
	(Dollars in thousands)
Cash Flows from Operating Activities of Continuing Operations:
Net income..............................................................................................	$44,274	$29,106
Adjustments to reconcile net income to net cash provided by operating activities:
Income from discontinued operations...........................................................	(1,176)	(1,565)
Depreciation expense..............................................................................	18,244	18,671
Amortization expense of intangible assets....................................................	3,277	3,475
Amortization expense of deferred financing costs...........................................	278	402
Stock-based compensation.......................................................................	2,023	1,647
Gain on sales of assets...............................................................................	(793)	(643)
Impairment of long-lived assets................................................................	—	869
Minority interest in consolidated subsidiaries.................................................	7,483	5,653
Other................................................................................................	(1,902)	(668)
Net change in operating assets and liabilities................................................	(43,979)	(25,079)

Net cash provided by operating activities from continuing operations..................	27,729	31,868

Cash Flows from Financing Activities of Continuing Operations:
Reduction in long-term borrowings...............................................................	(118)	(6,146)
Decrease in notes payable and current borrowings...............................................	(9,086)	(35,986)
Proceeds from stock compensation plans.........................................................	3,649	3,908
Purchases of treasury stock..........................................................................	—	(18,179)
Dividends.............................................................................................	(11,112)	(10,113)

Net cash used in financing activities from continuing operations..................	(16,667)	(66,516)

Cash Flows from Investing Activities of Continuing Operations:
Expenditures for property, plant and equipment...................................................	(12,303)	(13,195)
Payments for businesses acquired...................................................................	—	(4,334)
Proceeds from sales of assets........................................................................	8,180	968
Proceeds from affiliates................................................................................	66	2,696
Working capital payment for divested business....................................................	—	(5,629)

Net cash used in investing activities from continuing operations........................	(4,057)	(19,494)

Cash Flows from Discontinued Operations:
Net cash provided by (used in) operating activities..............................................	(2,198)	2,759
Net cash used in investing activities..................................................................	(913)	(1,027)

Net cash provided by (used in) discontinued operations.................................	(3,111)	1,732

Effect of exchange rate changes on cash and cash equivalents....................................	2,374	1,729

Net increase (decrease) in cash and cash equivalents.................................................	6,268	(50,681)
Cash and cash equivalents at the beginning of the period.............................................	248,409	239,536

Cash and cash equivalents at the end of the period....................................................	$ 254,677	$ 188,855

(MORE)

TELEFLEX INCORPORATED AND SUBSIDIARIES
SUMMARY OF SEGMENT RESULTS
(Unaudited)

	Three Months Ended
	April 1,	March 26,
	2007	2006
	(Dollars in thousands)
Revenues:
Commercial.............................................................................. ................	$ 330,196	$304,527
Medical....................................................................................... .............	226,889	203,121
Aerospace................................................................................. ................	110,257	92,235

Total revenues..................................................................... ...................	667,342	599,883

Segment operating profit (1):
Commercial.............................................................................. ................	20,084	20,354
Medical....................................................................................... .............	48,609	30,261
Aerospace................................................................................. ................	12,586	9,093

Total segment operating profit.....................................................................	81,279	59,708
Corporate expenses................................................................................ ..............	10,198	7,221
Gain on sales of assets............... ......................................................	(793)	(643)
Restructuring and impairment charges.....................................................................	482	4,493
Minority interest in consolidated subsidiaries (2).........................................................	(7,483)	(5,653)

Income from continuing operations before interest, taxes and minority interest..................	$78,875	$54,290

(1)	Segment operating profit includes a segment’s revenues reduced by its materials, labor and other product costs along with the segment’s selling, engineering and administrative expenses and minority interest. Unallocated corporate expenses, gain on sales of assets, restructuring and impairment charges, interest income and expense and taxes on income are excluded from the measure.

(2)	Minority interest in consolidated subsidiaries is included in segment operating profit presented above and must be removed in order to calculate income from continuing operations before interest, taxes and minority interest, as presented on the Company’s condensed consolidated statements of income for the three months ended April 1, 2007 and March 26, 2006, respectively.

###